Exhibit 99.1
NEWS RELEASE
Contact: Bob G. Alexander
FOR IMMEDIATE RELEASE
(OTC BULLETIN BOARD: NEGI)
NATIONAL ENERGY GROUP, INC. ANNOUNCES ADJOURNMENT OF THE SPECIAL MEETING OF SHAREHOLDERS AND SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT
     DALLAS, TX — February 28, 2008 — On February 7, 2008, the Company publicly announced that on February 1, 2008 a purported stockholder derivative and class action lawsuit styled Andrew T. Berger v. Icahn Enterprises LP, et al. (Case No. 3522-VCS) was filed in the Delaware Court of Chancery against the Company, as a nominal defendant, and Icahn Enterprises L.P. (“Icahn Enterprises”), Robert G. Alexander, Jon F. Weber, Robert J. Mitchell, Jack G. Wasserman and Robert H. Kite, as additional defendants (the “Lawsuit”). Messrs. Alexander, Weber, Mitchell, Wasserman and Kite are current or former directors or officers of the Company. The Lawsuit alleges, among other things, that certain of the Company’s current and former officers and directors breached their fiduciary duties to the Company and its shareholders in connection with the Company’s previously announced November 21, 2006 sale to NEG Oil & Gas LLC (“NEG Oil & Gas”) of the Company’s former unconsolidated non-controlling 50% limited liability company interest in NEG Holding LLC (“NEG Holding”) as a result of the exercise by NEG Oil & Gas of its contractual redemption option under the operating agreement governing NEG Holding.
     Since the redemption of the Company’s former interest in NEG Holding, the Company has had no business operations and its principal assets consist of its cash and short-term investment balances, which currently aggregate approximately $48.0 million. As a result, on November 12, 2007, the Company’s Board of Directors (the “Board”) concluded that the liquidation and dissolution of the Company and the distribution of the Company’s assets in connection therewith was in the best interests of the Company’s shareholders when compared to other alternatives and, on December 13, 2007, the Company announced that the Board had scheduled the special meeting of the shareholders (the “Special Meeting”) to consider and vote on the Plan of Complete Dissolution and Liquidation of National Energy Group, Inc. (OTC Bulletin Board: NEGI) (the “Plan”) in the form attached to the definitive proxy statement dated January 7, 2008 (the “Proxy Statement”) and the dissolution and liquidation of the Company in accordance therewith (the “Dissolution”). Company shareholders of record as of the close of business on December 27, 2007, which is the record date for the Special Meeting previously established by the Company (the “Record Date”), are entitled to notice of and to vote at the Special Meeting.

     At the time that the Company called the Special Meeting and transmitted its related Notice of Special Meeting of Shareholders and the Proxy Statement, both dated January 7, 2008, to its shareholders as of the Record Date, the Lawsuit had not been filed and accordingly such materials do not contemplate the existence of the Lawsuit. As a result, the Company convened the Special Meeting on February 7, 2008 for the sole purpose of adjourning it to February 28, 2008, to permit the Company to evaluate the Lawsuit.
     On February 27, 2008, the Company’s Board met to further evaluate the Lawsuit and its potential impact on the proposed Plan and the Dissolution. At that meeting, the Board reviewed the Company’s obligation, pursuant to its Restated Certificate of Incorporation and By-laws, to indemnify to the full extent authorized by law any person named as a defendant in litigation by reason of the fact that such person is or was an officer or director of the Company, as well as the terms and conditions of the Company’s outstanding directors and officers insurance policy (the “D&O Policy”). The Board also reviewed a request from a director of the Company named as a defendant in the Lawsuit that the Company advance litigation defense costs and expenses (including attorneys’ fees) incurred by him in connection with the Lawsuit, as permitted under governing Delaware law.
     After careful consideration of the foregoing matters, the Board made the following determinations:
     1. To appoint a special board committee to review and evaluate, and determine whether to approve and authorize, the advancement of expenses to the requesting director, along with the advancement of costs and expenses (including attorneys’ fees) of other current and former officers and directors named as defendants to the Lawsuit (collectively, the “Advancement Obligations”), and if so, on what terms, and to so advise the Board and the requesting parties of such determinations.
     2. The Company should proceed with its proposed Dissolution pursuant to the Plan, subject to shareholder approval at the Special Meeting, under the continued supervision of the Company’s Board of Directors and officers.
     3. In order to permit the Company’s shareholders sufficient time to review the information set forth herein, the Special Meeting, which was originally convened on February 7, 2008 for the sole purpose of adjourning it to February 28, 2008, should be reconvened on February 28, 2008 for the sole purpose of adjourning it to a later date. In accordance with the Board’s determination, the Special Meeting was reconvened on February 28, 2008 for the sole purpose of adjourning it to 10:00 a.m., Central Time, on Friday, March 14, 2008, in the White Rock Room, Radisson Hotel Central Dallas, 6060 North Central Expressway, Dallas, Texas 75206.
     4. As a result of the Lawsuit and the Company’s possible indemnification obligations with respect thereto (including, if approved by the special committee referred to above, the Advancement Obligations), the Company could face financial exposure, which might not be fully covered by the Company’s D&O Policy and which the Board is presently unable to estimate. Although the Proxy Statement provided the Company’s estimate that substantially all of the Company’s liquidation proceeds would be distributed to the Company’s shareholders within six months following the filing of a certificate of dissolution with the Delaware Secretary of State and contemplated that the amount ultimately distributed to the Company’s shareholders would be between $4.22 and $4.24 per share of common stock based on the assumptions outlined in the Proxy Statement, because of the uncertainties as to the ultimate settlement amount of the Company’s remaining liabilities and expenditures, including the Company’s expenditures during liquidation and any financial exposure related to the Lawsuit, the Advancement Obligations, if approved, and the Company’s possible related indemnification obligations, the Company will not make any liquidation distributions to shareholders pursuant to the Plan and the Dissolution until the Board, at a future meeting thereof and by majority vote, determines that the Company has paid, or made adequate provision for the payment of its liabilities and obligations, including any liabilities relating to the Lawsuit and the Company’s related Advancement Obligations, if approved, and possible indemnification obligations.
     5. The Company’s Board and officers shall continue to oversee the Company’s liquidation process and the process of winding up the affairs of the Company as contemplated under Delaware law and pursuant to the Plan.
     Accordingly, in deciding whether to vote in favor of the Plan and Dissolution at the Special Meeting, as adjourned to March 14, 2008, as set forth above, Company shareholders as of the Record Date should note, because of the above-noted uncertainties concerning the ultimate settlement amount of the Company’s remaining liabilities, the following:
     1. If approved at the Special Meeting, the Company will proceed with its Dissolution pursuant to the Plan, including the filing of a certificate of dissolution with the Delaware Secretary of State and the filing of necessary documentation with the Securities and Exchange Commission to terminate the Company’s status as a reporting company under the Securities Exchange Act of 1934, as amended, under the continued supervision of its Board of Directors and officers as previously outlined in its Proxy Statement;
     2. We are not able to predict the date or dates on which liquidation distributions, if any, will be made to shareholders;
     3. Any such distributions could be substantially less than the range previously estimated in the Company’s Proxy Statement; and
     4. Following the Company’s filing of the certificate of dissolution with the Delaware Secretary of State and the cessation of the Company’s reporting obligations under the Securities Exchange Act of 1934, as amended, the Company will provide periodic updates on the status of its Dissolution process via press release and/or mailing to Company shareholders of record as of the date on which such certificate of dissolution is so filed in Delaware, which shareholders will be the parties entitled to receive liquidation distributions, if any, under the Plan.

Forward Looking Statements
This press release may contain projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Any such projections or statements reflect the Company’s current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that such projections will be achieved and actual results could differ materially from those projected. A discussion of important factors that could cause actual results to differ materially from those projected is included in the Company’s periodic reports filed with the Securities and Exchange Commission from time to time.